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                                                                     EXHIBIT 5.1


                               November 16, 1998



Occidental Petroleum corporation
10889 Wilshire Boulevard
Los Angeles, California  90024

               Re:  Occidental Petroleum Corporation
                    Registration Statement of Form S-3
                    ----------------------------------

Ladies and Gentlemen:

     I am Associate General Counsel of Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and am rendering this opinion in connection with the preparation of a Registration Statement on Form S-3 (the "462(b) Registration Statement"), which is to be filed by Occidental on November , 1998 under Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registration Statement on Form S-3 (the "Effective Registration Statement" and together with the 462(b) Registration Statement, the "Registration Statement") of Occidental (File No. 333-52053) filed with the Securities and Exchange Commis sion (the "Commission") on May 7, 1998. The 462(b) Registration Statement relates to the registration under the Securities Act of $70,000,000 aggregate public offering price of senior debt securities (the "Debt Securities") of Occidental. The Debt Securities are to be issued pursuant to an Indenture, dated as of April 1, 1998 (the "Indenture"), between Occidental and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the 462(b) Registration Statement (including the documents incorporated therein, including the Effective Registration Statement and the documents incorporated therein and forming a part thereof), (ii) the Restated Certificate of Incorporation and By-Laws of Occidental, in each case, as amended to date, (iii) the Indenture, and (iv) copies of certain resolutions adopted by the Board of Directors of Occidental relating to the execution of the Indenture, the issuance of the Debt Securities, the filing of the Registration Statement and any amendments or supplements thereto and related matters. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity
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to originals documents of all document submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Occidental and others.

     I am a member of the California and New York Bars and for purposes of this opinion do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Federal laws of the United States and General Corporation Law of the State of Delaware. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

     Based upon and subject to the foregoing, I am of the opinion that when (a) the 462(b) Registration Statement becomes effective under the Securities Act;
(b) the appropriate officers of Occidental have taken all necessary action pursuant to Section 301 of the Indenture to fix and approve the terms of the Debt Securities, including the establishment of the form or forms of certificates representing the Debt Securities pursuant to Section 201 of the Indenture; (c) the Indenture pursuant to which the Debt Securities are to be issued shall have been qualified under the Trust Indenture Act of 1939, as amended; and (d) the Debt Securities are duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefore, the Debt Securities will be validly issued and binding obligations of Occidental, enforceable against Occidental in accordance with their terms, except as may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforcement is consider in a proceeding in equity or at law).

     I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the 462(b) Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is require under Section 7 of the Securities Act or the rules and regulations of the Commission.

                         Very truly yours,

                         By:  /s/ Robert E. Sawyer
                             ----------------------
                             Name: Robert E. Sawyer
                             Title: Associate General Counsel